Exhibit (j)

KPMG LLP

Aon Center

Suite 5500

200 E. Randolph Street

Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 20, 2023, with respect to the financial statements of Ashmore Emerging Markets Total Return Fund, Ashmore Emerging Markets Local Currency Bond Fund, Ashmore Emerging Markets Corporate Income Fund, Ashmore Emerging Markets Short Duration Fund, Ashmore Emerging Markets Active Equity Fund, Ashmore Emerging Markets Small-Cap Equity Fund, Ashmore Emerging Markets Frontier Equity Fund, Ashmore Emerging Markets Equity Fund, Ashmore Emerging Markets Equity ESG Fund, Ashmore Emerging Markets Low Duration Fund (formerly, Ashmore Emerging Markets Short Duration Select Fund), Ashmore Emerging Markets Debt Fund (formerly, Ashmore Emerging Markets Investment Grade Income Fund), and Ashmore Emerging Markets Corporate Income ESG Fund (collectively, the Ashmore Funds), as of October 31, 2023, incorporated herein by references, and to the reference to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information filed on Form N-1A.

/s/ KPMG LLP

Chicago, Illinois

May 21, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.